Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-176438) of American Midstream Partners, LP of our report dated March 19, 2012 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 19, 2012